Barclays Eat, Sleep, Play Conference December 1, 2020 Exhibit 99.1

This presentation contains “forward-looking statements” within the meaning of the federal securities laws concerning, among other things, our liquidity, our possible or assumed results of operations and our business strategies. These forward-looking statements, including any statements regarding EBITDA guidance, rely on a number of assumptions and our experience in the industry and are subject to risks, uncertainties and other important factors, many of which are beyond our control. Some of the factors that could cause our results to differ materially from those anticipated or expressed in any forward-looking statements include, among others, impacts of, and associated responses to, the COVID-19 pandemic; cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; and extreme weather conditions, and natural disasters and other catastrophic events.   For a detailed discussion of these risks, uncertainties and other factors, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, which was filed with the Securities and Exchange Commission (“SEC”) on February 13, 2020, and in our Quarterly Report on Form 10-Q, for the quarterly period ended September 26, 2020, which was filed with the SEC on November 2, 2020. The forward-looking statements contained in this presentation speak only as of the date of this presentation. We undertake no obligation to update or revise any forward-looking statements. Cautionary statements regarding forward-looking information Presentation of legacy case volume In this presentation, we refer to legacy case volume. Legacy case volume refers to original US Foods locations only and does not include case volume during the respective period from Smart Stores Holding Corp. (“Smart Foodservice”), which was acquired April 24, 2020 or the Food Group of Companies (the "Food Group"), which was acquired on Sept. 13, 2019.

Business Update Total legacy case volume remained down 18-20% year-over-year in November New restrictions on indoor dining have slowed restaurant recovery Modest improvement in healthcare volume Remain confident in the resilience of the industry Fourth quarter 2020 Adjusted EBITDA expected to be similar to third quarter

Legacy US Foods Case Volume by Customer Type* YOY percent change; Week ended date Steady total case volume continued in November; temporary restrictions on restaurants slowing near-term recovery *Legacy US Foods locations only; does not include results from the Food Group or Smart Foodservice acquisitions.